Exhibit 99.1

DXC Technology Reports Third Quarter Fiscal Year 2024 Results

•Revenues of $3.40 billion, down 4.7% as compared to prior year, and down 4.5% on an organic basis

•Diluted earnings per share was $0.81 vs. $0.25 in the prior year quarter. Non-GAAP diluted earnings per share was $0.87 vs. $0.95 in the prior year quarter

•Q3 FY24 operating cash flow of $706 million, less capital expenditures of $121 million, results in $585 million of free cash flow

•Book-to-bill ratio of 0.99x and trailing twelve-month book-to-bill of 0.93x

•Returned $252 million to shareholders through share buyback in Q3 FY24, reducing DXC shares outstanding by 5.8%. In the past three years, DXC has repurchased over 30% of its outstanding shares

ASHBURN, VA, February 1, 2024 – DXC Technology (NYSE: DXC) today reported results for the third quarter of fiscal year 2024.

Raul Fernandez, Chief Executive Officer commented: “I am pleased to report that DXC delivered strong performance in the third quarter of fiscal '24. We achieved or exceeded our third quarter organic revenue, adjusted EBIT and non-GAAP EPS guidance and delivered $585 million of free cash flow in the quarter. The team is focused on building on this progress as we evolve the operating model to strengthen our go-to-market presence across the offerings. We are committed to continuing the strategy and capital allocation program that we have previously outlined. DXC has an abundance of world class mission critical and digital solutions, deployed and operating every day around the world. I am fully convinced that this rich combination of talent and capabilities will enable DXC to compete and win in the marketplace, and drive significant value for our colleagues, customers and shareholders."

Financial Highlights(1)	Q3 FY24	Q3 FY23
Revenue	$3,399	$3,566
YoY Revenue Growth	(4.7)%	(12.8)%
YoY Organic Revenue Growth(2)	(4.5)%	(3.8)%

Net Income	$140	$61
Net Income as a % of Sales	4.1%	1.7%

EBIT(2)	$234	$117
EBIT Margin %(2)	6.9%	3.3%

Adjusted EBIT(2)	$258	$309
Adjusted EBIT Margin %(2)	7.6%	8.7%

Earnings Per Share (Diluted)	$0.81	$0.25
Non-GAAP EPS (Diluted)(2)	$0.87	$0.95

Book-to-Bill (TTM)	0.93x	1.06x
Book-to-Bill	0.99x	1.34x
(1) In millions, except per-share amounts and numbers presented as percentages and ratios
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

Financial Highlights - Third Quarter of Fiscal Year 2024

Revenue was $3.40 billion for the third quarter of fiscal year 2024, down 4.7% as compared to prior year period, and down 4.5% on an organic basis. Third quarter organic revenue growth came in at the midpoint of DXC's guidance range.

Net income was $140 million, or 4.1% of sales for the third quarter of fiscal year 2024, compared to $61 million, or 1.7% of sales, in the prior year quarter. Net income was higher due to increased gains on the sale of businesses, lower depreciation and amortization and lower restructuring costs. EBIT was $234 million or 6.9% of sales. Net income and EBIT in the quarter included the following items: amortization of acquired intangible assets of $88 million, restructuring costs of $36 million, net gains on dispositions of $104 million, merger related indemnification charges of $2 million, and transaction, separation, and integration costs of $2 million. Excluding these items, adjusted EBIT was $258 million and adjusted EBIT margin was 7.6% in the third quarter of fiscal year 2024, above the Company’s guidance range. Adjusted EBIT was $51 million below the prior year quarter, mainly driven by $18 million lower non-cash pension income, $9 million expense related to executive separation costs, and lower gains on asset sales of $14 million ($14 million gain on asset sales in Q3 FY24 vs. $28 million in Q3 FY23).

Diluted earnings per share was $0.81 and non-GAAP diluted earnings per share was $0.87 for the third quarter of fiscal year 2024.

During the third quarter of fiscal year 2024, the Company repurchased 11 million shares of common stock for a total of $252 million. DXC has retired over 30% of its shares outstanding since the start of fiscal year 2022.

Financial Information by Segment

Global Business Services ("GBS")(1)	Q3 FY24	Q3 FY23
Revenue	$1,696	$1,738
YoY Revenue Growth	(2.4)%	(10.7)%
YoY Organic Revenue Growth(2)	0.3%	0.2%

Segment Profit	$202	$244
Segment Profit Margin	11.9%	14.0%

Book-to-Bill (TTM)	0.97x	1.16x
Book-to-Bill	1.26x	1.21x
(1) In millions
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

GBS segment revenue was $1,696 million in the third quarter of fiscal year 2024, down 2.4% compared to the prior year period and up 0.3% on an organic basis. The GBS organic growth was driven by continued growth in the Analytics & Engineering and Insurance offerings. GBS segment profit was $202 million and segment profit margin was 11.9%, down 210 bps compared to prior year. GBS bookings for the quarter were $2.1 billion for a book-to-bill of 1.26x, and 0.97x on a trailing twelve months basis.

Global Infrastructure Services ("GIS")(1)	Q3 FY24	Q3 FY23
Revenue	$1,703	$1,828
YoY Revenue Growth	(6.8)%	(14.7)%
YoY Organic Revenue Growth(2)	(8.9)%	(7.4)%

Segment Profit	$121	$123
Segment Profit Margin	7.1%	6.7%

Book-to-Bill (TTM)	0.90x	0.97x
Book-to-Bill	0.73x	1.46x
(1) In millions
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

GIS segment revenue was $1,703 million in the third quarter of fiscal year 2024, down 6.8% compared to the prior year period, and down 8.9% on an organic basis. GIS segment revenue performance was impacted by organic revenue declines in Cloud Infrastructure & ITO, and in Modern Workplace. GIS segment profit was $121 million with a segment profit margin of 7.1%, up 40 bps as compared to prior year. GIS bookings were $1.3 billion in the quarter for a book-to-bill of 0.73x, and 0.90x on a trailing twelve months basis.

Offering Highlights

The results for our six offerings are as follows:

Offerings Revenues	Q3 FY24	Q2 FY24	Q1 FY24	Q4 FY23	Q3 FY23
Analytics and Engineering	$555	$561	$546	$558	$535
Applications	759	762	770	780	762
Insurance Software & BPS	382	386	382	390	371
Security	109	109	111	113	112
Cloud Infrastructure & ITO	1,168	1,209	1,209	1,270	1,283
Modern Workplace	426	409	423	457	433
Subtotal	3,399	3,436	3,441	3,568	3,496
M&A and Divestitures
Revenues	—	—	5	23	70
Total Revenues	$3,399	$3,436	$3,446	$3,591	$3,566

Cash Flow

Cash Flow	Q3 FY24	Q3 FY23
Cash Flow from Operations	$706	$625
Less Capital Expenditures:
Purchase of Property and Equipment	(36)	(66)
Transition and Transformation Contract Costs	(49)	(52)
Software Purchased or Developed	(36)	(44)
Free Cash Flow	$585	$463

Cash flow from operations was $706 million in the third quarter of fiscal year 2024, as compared to $625 million in the third quarter of fiscal year 2023, and capital expenditures were $121 million in the third quarter of fiscal year 2024, as compared to $162 million in the third quarter of fiscal year 2023. Free cash flow (cash flow from operations, less capital expenditures) was $585 million in the third quarter of fiscal year 2024, as compared to $463 million in the third quarter of fiscal year 2023. During the quarter, DXC also realized $36 million in cash from the sale of assets and businesses.

Guidance

The Company's guidance for the fourth quarter and full fiscal year 2024 is presented in the table below. The full year guidance has been reduced, for organic revenue growth to a range of (4.5)% - (4.3)%, adjusted EBIT margin to 7.1% - 7.2%, and non-GAAP diluted EPS to $3.00 to $3.05. We are maintaining FY24 free cash flow guidance of $800 million.

Key Metrics	Q4 FY24 Guidance		FY24 Guidance
	Lower End	Higher End	Lower End	Higher End
Organic Revenue Growth %	(6.5)%	(5.5)%	(4.5)%	(4.3)%
Adjusted EBIT Margin	7.0%	7.5%	7.1%	7.2%
Non-GAAP Diluted EPS	$0.80	$0.85	$3.00	$3.05
Free Cash Flow			$800
Revenue
Revenue $	$3,350	$3,390	$13,630	$13,670
Acquisition & Divestitures Revenues %	(0.7)%		(1.8)%
Foreign Exchange Impact on Revenues %	0.5%		0.9%
Others
Pension Income Benefit*	~$20		~$87
Net Interest Expense	~$26		~$90
Non-GAAP Tax Rate	~30%		~34%
Weighted Average Diluted Shares Outstanding	180	183	~197
Restructuring & TSI Expense			~$125
Capital Lease / Asset Financing Payments			~$440
Foreign Exchange Assumptions	Current Estimate		Current Estimate
$/Euro Exchange Rate	$1.09		$1.09
$/GBP Exchange Rate	$1.27		$1.26
$/AUD Exchange Rate	$0.67		$0.66

*Pension benefit is split between Cost Of Sales (COS) & Other Income:
Fiscal year 2024: Net pension benefit of $80 million; $65 million service cost in COS, $145 million pension benefit in Other income
Fiscal year 2023: Net pension benefit of $178 million; $73 million service cost in COS, $251 million pension benefit in Other income

DXC does not provide a reconciliation of non-GAAP measures that it discusses as part of its guidance because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of significant non-recurring items. Without this information, DXC does not believe that a reconciliation would be meaningful.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss these results on February 1, 2024, at 5:00 p.m. EST. The dial-in number for domestic callers is +1 (888) 330-2455. Callers who reside outside of the United States should dial +1 (240) 789-2717. The passcode for all participants is 4164760. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until February 8, 2024. The phone number for the replay is +1 (800) 770-2030 or +1 (647) 362-9199. The replay passcode is 4164760.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services to drive new levels of performance, competitiveness, and customer experience across their IT estates. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward-Looking Statements
All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target,” and “will” and words and terms of similar substance in discussions of future operating or financial performance. Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, divestitures, competitive position, growth opportunities, share repurchases, dividend payments, plans and objectives of management and other matters. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the on-going coronavirus disease 2019 (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to: our inability to succeed in our strategic objectives; the risk of liability or damage to our reputation resulting from security incidents, including breaches, and cyber-attacks to our systems and networks and those of our business partners, insider threats, disclosure of sensitive data or failure to comply with data protection laws and regulations in a rapidly evolving regulatory environment; in each case, whether deliberate or accidental; our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings; our inability to compete in certain markets and expand our capacity in certain offshore locations and risks associated with such offshore locations, such as the on-going conflict between Russia and Ukraine and the conflict between Israel and Hamas; failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs; public health crises such as the COVID-19 pandemic; our indebtedness; the competitive pressures faced by our business; our inability to accurately estimate the cost of services, and the completion timeline of contracts; execution risks by us and our suppliers, customers, and partners; the risks associated with climate change and natural disasters; increased scrutiny of, and evolving expectations for, sustainability and environmental, social, and governance initiatives; our inability to retain and hire key personnel and maintain relationships with key partners; the risks associated with prolonged periods of inflation or current macroeconomic conditions, including the current decline in economic growth rates in the United States and in other countries, the possibility of reduced spending by customers in the areas we serve, the success of our cost-takeout efforts, continuing unfavorable foreign exchange rate movements, and our ability to close new deals in the event of an economic slowdown; the risks associated with our international operations, such as risks related to currency exchange rates; our inability to comply with existing and new laws and regulations, including social and environmental responsibility regulations, policies and provisions, as well as customer and investor demands; our inability to achieve the expected benefits of our restructuring plans; inadvertent infringement of third-party intellectual property rights or our inability to protect our own intellectual property assets; our inability to procure third-party licenses required for the operation of our products and service offerings; risks associated with disruption of our supply chain; our inability to maintain effective disclosure controls and internal control over financial reporting; potential losses due to asset impairment charges; our inability to pay dividends or repurchase shares of our common stock; pending investigations, claims and disputes and any adverse impact on our profitability and liquidity; disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit; counterparty default risk in our hedging program; our failure to bid on projects effectively; financial difficulties of our customers and our inability to collect receivables; our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements; our inability to succeed in our strategic transactions; changes in tax rates, tax laws, and the timing and outcome of tax examinations; risks following the merger of Computer Sciences Corporation (“CSC”) and Enterprise Services business of Hewlett Packard Enterprise Company’s (“HPES”) businesses, including anticipated tax treatment, unforeseen liabilities, and future capital expenditures; risks following the spin-off of our former U.S. Public Sector business (the “USPS”) and its related mergers with Vencore Holding Corp. and KeyPoint Government Solutions in June 2018 to form Perspecta Inc. (including its successors and permitted assigns, “Perspecta”), which was acquired by Peraton in May 2021 For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and any updating information in subsequent SEC filings, including DXC’s upcoming Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2023.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP diluted EPS, organic revenues, organic revenue growth, free cash flow, and non-GAAP tax rate.

We believe EBIT, EBIT margin, adjusted EBIT, adjusted EBIT margin, and non-GAAP diluted EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses.

One category of expenses excluded from adjusted EBIT, adjusted EBIT margin, and non-GAAP diluted EPS, incremental amortization of intangible assets acquired through business combinations, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets primarily customer-related intangible assets from its non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from adjusted EBIT, adjusted EBIT margin, and non-GAAP diluted EPS, impairment losses, may result in a significant difference in period-over-period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts, reflect generally an acceleration of what would be multiple periods of expense and are not expected to occur frequently. Further assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in the periods presented. See below for a description of the methodology we use to present organic revenues.

Selected references are made to revenue growth on an “organic basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures, thereby providing comparisons of operating performance from period to period of the business that we have owned during all periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. Organic revenue is calculated as constant currency revenue excluding the impact of mergers, acquisitions or similar transactions until the one-year anniversary of the transaction and excluding revenues of divestitures during the reporting period. This approach is used for all results where the functional currency is not the U.S. dollar.

Free cash flow represents cash flow from operations, less capital expenditures. Free cash flow is utilized by our management, investors, and analysts to evaluate cash available to pay debt, repurchase shares, and provide further investment in the business.

There are limitations to the use of the non-GAAP financial measures presented in this press release. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

# # #

Contact:

John Sweeney, CFA, VP of Investor Relations, +1-980-315-3665, john.sweeney@dxc.com
Sean B. Pasternak, Corporate Media Relations, +1-647-975-7326, sean.pasternak@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per-share amounts)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Revenues	$3,399	$3,566	$10,281	$10,839

Costs of services	2,636	2,799	7,988	8,504
Selling, general and administrative	294	315	949	988
Depreciation and amortization	350	375	1,055	1,144
Restructuring costs	36	49	91	135
Interest expense	78	56	222	137
Interest income	(56)	(41)	(158)	(89)
(Gain) loss on disposition of businesses	(103)	9	(96)	12
Other income, net	(48)	(98)	(188)	(270)
Total costs and expenses	3,187	3,464	9,863	10,561

Income before income taxes	212	102	418	278
Income tax expense	72	41	137	86
Net income	140	61	281	192
Less: net (loss) income attributable to non-controlling interest, net of tax	(16)	2	(10)	4
Net income attributable to DXC common stockholders	$156	$59	$291	$188

Income per common share:
Basic	$0.82	$0.26	$1.45	$0.82
Diluted	$0.81	$0.25	$1.43	$0.80

Weighted average common shares outstanding for:
Basic EPS	190.31	229.54	200.68	230.65
Diluted EPS	191.93	233.00	203.55	234.38

Selected Condensed Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	December 31, 2023	March 31, 2023
Assets
Cash and cash equivalents	1,691	$1,858
Receivables, net	3,132	3,441
Prepaid expenses	555	565
Other current assets	153	255
Assets held for sale	—	5
Total current assets	5,531	6,124

Intangible assets, net	2,314	2,569
Operating right-of-use assets, net	784	909
Goodwill	541	539
Deferred income taxes, net	622	460
Property and equipment, net	1,780	1,979
Other assets	3,318	3,247
Assets held for sale - non-current	2	18
Total Assets	$14,892	$15,845

Liabilities
Short-term debt and current maturities of long-term debt	$661	$500
Accounts payable	870	782
Accrued payroll and related costs	552	569
Current operating lease liabilities	295	317
Accrued expenses and other current liabilities	1,596	1,836
Deferred revenue and advance contract payments	846	1,054
Income taxes payable	141	120
Liabilities related to assets held for sale	—	9
Total current liabilities	4,961	5,187

Long-term debt, net of current maturities	3,880	3,900
Non-current deferred revenue	698	788
Non-current operating lease liabilities	542	648
Non-current income tax liabilities and deferred tax liabilities	564	587
Other long-term liabilities	881	912
Liabilities related to assets held for sale - non-current	—	3
Total Liabilities	11,526	12,025

Total Equity	3,366	3,820

Total Liabilities and Equity	$14,892	$15,845

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Nine Months Ended
(in millions)	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$281	$192
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,076	1,169
Operating right-of-use expense	269	311
Share-based compensation	75	81
Deferred taxes	(159)	(170)
Gain on dispositions	(153)	(43)
Unrealized foreign currency exchange loss	48	80
Impairment losses and contract write-offs	17	31
Other non-cash charges, net	3	(3)
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in assets	431	84
Decrease in operating lease liability	(269)	(311)
Decrease in other liabilities	(538)	(421)
Net cash provided by operating activities	1,081	1,000

Cash flows from investing activities:
Purchases of property and equipment	(144)	(212)
Payments for transition and transformation contract costs	(159)	(166)
Software purchased and developed	(177)	(154)
Business dispositions	31	52
Proceeds from sale of assets	70	165
Other investing activities, net	12	16
Net cash used in investing activities	(367)	(299)

Cash flows from financing activities:
Borrowings of commercial paper	1,536	1,363
Repayments of commercial paper	(1,281)	(1,312)
Payments on finance leases and borrowings for asset financing	(333)	(399)
Proceeds from stock options and other common stock transactions	—	1
Taxes paid related to net share settlements of share-based compensation awards	(34)	(15)
Repurchase of common stock	(755)	(325)
Other financing activities, net	(10)	(6)
Net cash used in financing activities	(877)	(693)
Effect of exchange rate changes on cash and cash equivalents	(4)	(95)
Net decrease in cash and cash equivalents including cash classified within current assets held for sale	(167)	(87)
Cash classified within current assets held for sale	—	(494)
Net decrease in cash and cash equivalents	(167)	(581)
Cash and cash equivalents at beginning of year	1,858	2,672
Cash and cash equivalents at end of period	$1,691	$2,091

Segment Profit

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs generally include certain corporate function costs, stock-based compensation expense, pension and other post-retirement benefits (“OPEB”) actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GBS profit	$202	$244	$607	$672
GIS profit	121	123	313	364
All other loss	(65)	(58)	(187)	(199)
Subtotal	$258	$309	$733	$837
Interest income	56	41	158	89
Interest expense	(78)	(56)	(222)	(137)
Restructuring costs	(36)	(49)	(91)	(135)
Transaction, separation and integration-related costs	(2)	(6)	(6)	(12)
Amortization of acquired intangible assets	(88)	(100)	(266)	(305)
Merger related indemnification	(2)	(11)	(15)	(21)
SEC Matter	—	—	—	(8)
Gains (losses) on dispositions	104	(9)	132	(12)
Arbitration loss	—	(9)	—	(9)
Impairment losses	—	(8)	(5)	(8)
Pension and OPEB actuarial and settlement losses	—	—	—	(1)
Income before income taxes	$212	$102	$418	$278

Segment profit margins
GBS	11.9%	14.0%	11.9%	12.9%
GIS	7.1%	6.7%	6.1%	6.5%

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes costs related to integration, separation, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions incurred within one year of such transactions closing, except for costs associated with related disputes, which may arise more than one year after closing.
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Pension and OPEB actuarial and settlement gains and losses – pension and OPEB actuarial mark to market adjustments and settlement gains and losses.
•Merger related indemnification - in fiscal 2024, primarily represents the Company’s current estimate of potential liability to HPE for a tax related indemnification; and in fiscal 2023, represents the Company’s then current estimate of potential liability to HPE for indemnification on the Forsyth v. HP Inc. and HPE litigation, and the Company’s final liability to HPE on the Oracle v. HPE litigation. These obligations are related to the HPES merger.
•SEC Matter - represents the Company’s liability related to a previously disclosed investigation into its historical determination and disclosure of certain “transaction, separation, and integration-related costs” as part of the Company’s non-GAAP adjustments.
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.(1)
•Arbitration loss - reflects a loss arising from an arbitration decision in the third quarter of fiscal 2023.
•Impairment losses – non-cash charges associated with the permanent reduction in the value of the Company’s assets (e.g., impairment of goodwill and other long-term assets including fixed assets and impairments to deferred tax assets for discrete changes in valuation allowances). Future discrete reversals of valuation allowances are likewise excluded.(2)
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets, adjustments for changes in tax legislation and the impact of merger and divestitures. Income tax expense of all other (non-discrete) non-GAAP adjustments is based on the difference in the GAAP annual effective tax rate (AETR) and overall non-GAAP provision (consistent with the GAAP methodology).

(1) During the first nine months of fiscal 2024, the Company sold insignificant businesses and a strategic investment and made adjustments to estimated amounts from prior years’ dispositions that resulted in a net gain of $132 million. During the first nine months of fiscal 2023, the Company sold insignificant businesses that resulted in a net loss of $12 million.

(2) Impairment losses on dispositions for the first nine months of fiscal 2024 include $5 million of charges associated with certain strategic investments accounted for within Other income, net. Impairment losses on dispositions for the first nine months of fiscal 2024 included $4 million of Net income attributable to non-controlling interest, net of tax.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended December 31, 2023
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	Gains and Losses on Dispositions	Tax Adjustment	Non-GAAP Results
Income before income taxes	$212	$36	$2	$88	$2	$(104)	$—	$236
Income tax expense	72	5	—	13	—	(10)	5	85
Net income	140	31	2	75	2	(94)	(5)	151
Less: net loss attributable to non-controlling interest, net of tax	(16)	—	—	—	—	—	—	(16)
Net income attributable to DXC common stockholders	$156	$31	$2	$75	$2	$(94)	$(5)	$167

Effective Tax Rate	34.0%							36.0%

Basic EPS	$0.82	$0.16	$0.01	$0.39	$0.01	$(0.49)	$(0.03)	$0.88
Diluted EPS	$0.81	$0.16	$0.01	$0.39	$0.01	$(0.49)	$(0.03)	$0.87

Weighted average common shares outstanding for:
Basic EPS	190.31	190.31	190.31	190.31	190.31	190.31	190.31	190.31
Diluted EPS	191.93	191.93	191.93	191.93	191.93	191.93	191.93	191.93

	Nine Months Ended December 31, 2023
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	Gains and Losses on Dispositions	Impairment Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	$418	$91	$6	$266	$15	$(132)	$5	$—	$669
Income tax expense	137	18	1	53	12	(20)	1	37	239
Net income	281	73	5	213	3	(112)	4	(37)	430
Less: net loss attributable to non-controlling interest, net of tax	(10)	—	—	—	—	—	(4)	—	(14)
Net income attributable to DXC common stockholders	$291	$73	$5	$213	$3	$(112)	$8	$(37)	$444

Effective Tax Rate	32.8%								35.7%

Basic EPS	$1.45	$0.36	$0.02	$1.06	$0.01	$(0.56)	$0.04	$(0.18)	$2.21
Diluted EPS	$1.43	$0.36	$0.02	$1.05	$0.01	$(0.55)	$0.04	$(0.18)	$2.18

Weighted average common shares outstanding for:
Basic EPS	200.68	200.68	200.68	200.68	200.68	200.68	200.68	200.68	200.68
Diluted EPS	203.55	203.55	203.55	203.55	203.55	203.55	203.55	203.55	203.55

	Three Months Ended December 31, 2022
(in millions, except per-share amounts)	As Reported	Restructuring costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification and Arbitration Loss	Gains and Losses on Dispositions	Impairment Losses	Non-GAAP Results
Income before income taxes	$102	$49	$6	$100	$20	$9	$8	$294
Income tax expense	41	10	1	20	4	(7)	1	70
Net income	61	39	5	80	16	16	7	224
Less: net income attributable to non-controlling interest, net of tax	2	—	—	—	—	—	—	2
Net income attributable to DXC common stockholders	$59	$39	$5	$80	$16	$16	$7	$222

Effective Tax Rate	40.2%							23.8%

Basic EPS	$0.26	$0.17	$0.02	$0.35	$0.07	$0.07	$0.03	$0.97
Diluted EPS	$0.25	$0.17	$0.02	$0.34	$0.07	$0.07	$0.03	$0.95

Weighted average common shares outstanding for:
Basic EPS	229.54	229.54	229.54	229.54	229.54	229.54	229.54	229.54
Diluted EPS	233.00	233.00	233.00	233.00	233.00	233.00	233.00	233.00

	Nine Months Ended December 31, 2022
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification, Arbitration Loss, and SEC Matter	Gains and Losses on Dispositions	Impairment Losses	Pension and OPEB Actuarial and Settlement Gains and Losses	Non-GAAP Results
Income before income taxes	$278	$135	$12	$305	$38	$12	$8	$1	$789
Income tax expense	86	28	2	62	7	24	1	—	210
Net income	192	107	10	243	31	(12)	7	1	579
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	—	—	—	4
Net income attributable to DXC common stockholders	$188	$107	$10	$243	$31	$(12)	$7	$1	$575

Effective Tax Rate	30.9%								26.6%

Basic EPS	$0.82	$0.46	$0.04	$1.05	$0.13	$(0.05)	$0.03	$0.00	$2.49
Diluted EPS	$0.80	$0.46	$0.04	$1.04	$0.13	$(0.05)	$0.03	$0.00	$2.45

Weighted average common shares outstanding for:
Basic EPS	230.65	230.65	230.65	230.65	230.65	230.65	230.65	230.65	230.65
Diluted EPS	234.38	234.38	234.38	234.38	234.38	234.38	234.38	234.38	234.38

The above tables serve to reconcile the non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these non-GAAP measures.

Year-over-Year Organic Revenue Growth

	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total revenue growth	(4.7)%	(12.8)%	(5.1)%	(11.6)%
Foreign currency	(1.7)%	6.6%	(1.0)%	6.6%
Acquisition and divestitures	1.9%	2.4%	2.2%	2.4%
Organic revenue growth	(4.5)%	(3.8)%	(3.9)%	(2.6)%

GBS revenue growth	(2.4)%	(10.7)%	(1.9)%	(8.7)%
Foreign currency	(1.4)%	6.4%	(0.7)%	6.6%
Acquisition and divestitures	4.1%	4.5%	4.6%	4.2%
GBS organic revenue growth	0.3%	0.2%	2.0%	2.1%

GIS revenue growth	(6.8)%	(14.7)%	(8.1)%	(14.1)%
Foreign currency	(2.1)%	6.7%	(1.2)%	6.7%
Acquisition and divestitures	—%	0.6%	—%	0.6%
GIS organic revenue growth	(8.9)%	(7.4)%	(9.3)%	(6.8)%

EBIT and Adjusted EBIT

	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income	$140	$61	$281	$192
Income tax expense	72	41	137	86
Interest income	(56)	(41)	(158)	(89)
Interest expense	78	56	222	137
EBIT	234	117	482	326
Restructuring costs	36	49	91	135
Transaction, separation and integration-related costs	2	6	6	12
Amortization of acquired intangible assets	88	100	266	305
Merger related indemnification	2	11	15	21
SEC Matter	—	—	—	8
(Gains) losses on dispositions	(104)	9	(132)	12
Arbitration loss	—	9	—	9
Impairment losses	—	8	5	8
Pension and OPEB actuarial and settlement losses	—	—	—	1
Adjusted EBIT	$258	$309	$733	$837

EBIT margin	6.9%	3.3%	4.7%	3.0%
Adjusted EBIT margin	7.6%	8.7%	7.1%	7.7%

Source: DXC Technology
Category: Investor Relations